                                                                   EXHIBIT 10.18

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICER COMPENSATION

         On March 2, 2006, after consideration of presentations and recommendations of management and such other matters and information as deemed appropriate, the Compensation Committee (the "Committee") of the Board of Directors of Spheris Inc. (the "Company") approved resolutions with respect to the following actions:

         Fiscal 2005 Performance Bonuses. The fiscal 2005 performance bonuses for the Company's chief executive officer and other four most highly compensated executive officers at December 31, 2005 (the "named executive officers") were approved as follows, based upon the achievement of specified individual performance objectives.

     NAME                                             TITLE                                      BONUS AMOUNT
     ----                                             -----                                      ------------
Steven E. Simpson           President and Chief Executive Officer                                   $65,000
Anthony James               Chief Operating Officer                                                 $22,000
Christopher Mack            Chief Financial Officer                                                 $19,000
James Panoff                Executive Vice President, Sales and Marketing                           $14,000
Gregory T. Stevens          Chief Administrative Officer, General Counsel and Secretary             $19,000

         Fiscal 2006 Base Salaries. The base salary levels, effective February 26, 2006, of the persons who are anticipated to constitute the Company's named executive officers for 2006 were set as follows:

                                                                                                  2006 BASE        2005 BASE
      NAME                                            TITLE                                        SALARY            SALARY
      ----                                            -----                                        ------            ------
Steven E. Simpson          President and Chief Executive Officer                                  $336,700          $325,000
Anthony James              Chief Operating Officer                                                $220,000          $220,000
Christopher Mack           Chief Financial Officer                                                $190,000          $190,000
James Panoff               Executive Vice President, Sales and Marketing                          $180,250          $175,000
Gregory T. Stevens         Chief Administrative Officer, General Counsel and Secretary            $197,600          $190,000

         2006 Spheris Executive Employee Incentive Program. The Company's 2006 Spheris Executive Employee Incentive Program (the "Program") is intended to provide incentives to members of senior management, including the Company's named executive officers, in the form of cash bonus payments for achieving certain Company and individual performance goals established by the Committee. The performance awards will be based upon achievement of established EBITDA goals and achievement of individual objectives. Actual awards range from zero to 50% of such participant's base salary, except that awards for the chief executive officer range from 0 to 100% of his base salary. In accordance with the Program, these amounts may be increased in the event of significant overachievement of the individual and company goals. The Committee will administer and make all determinations under the Program.

         Restricted Stock Awards to Named Executive Officers. Restricted shares of Spheris Holding III, Inc.'s common stock were granted to the persons who are anticipated to constitute the named executive officers of the Company for 2006, pursuant to the Spheris Holding III, Inc. Stock Incentive Plan (the "Plan"), as follows:

                                                                                                      NUMBER OF
                                                                                                     RESTRICTED
     NAME                                            TITLE                                             SHARES
     ----                                            -----                                           ----------
Steven E. Simpson           President and Chief Executive Officer                                      150,000
Anthony James               Chief Operating Officer                                                     75,000
James Panoff                Executive Vice President, Sales and Marketing                               20,000
Gregory T. Stevens          Chief Administrative Officer, General Officer and Secretary                 75,000

The shares of restricted stock are subject to vesting over a four year period. The restricted stock awards are subject to the terms of the Plan and individual award agreements.

DIRECTORS COMPENSATION

         We have not historically provided cash compensation to non-employee directors for their services as directors apart from reimbursement for their reasonable expenses incurred in attending meetings of the board of directors. In 2005, we granted each of our non-employee directors 50,000 shares of Spheris Holding III, Inc. restricted stock which will vest in equal annual installments over four years. We are currently exploring compensation alternatives, which may include a cash component, for our non-employee directors on a go-forward basis.